UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/06/2006

OXIS International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-08092

DE	94-1620407
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6040 N Cutter Circle Suite 317, Portland, OR 97217
(Address of principal executive offices, including zip code)

503-283-3911
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On January 6, 2006, OXIS International, Inc. ("OXIS") and Michael D. Centron signed a Letter Agreement outlining the basic terms of his employment with OXIS as Vice President and Chief Financial Officer. On the same day the board of directors of OXIS ratified the Letter Agreement and granted stock options to Mr. Centron pursuant to the terms of the Letter Agreement.

Under the terms of the Letter Agreement, Mr. Centron will receive a base salary of $150,000 per year with eligibility for a twenty percent performance based annual bonus. In addition, Mr. Centron was granted a ten year incentive stock option to purchase 150,000 shares of common stock of OXIS at an exercise price of $0.30 per share. The stock option grant will vest as follows: 25% vest immediately, 25% vest on January 6, 2007, 25% vest on January 6, 2008 and 25% vest on January 6, 2009. Mr. Centron will be entitled to receive certain severance payments and benefits in the event that OXIS terminates his employment without "cause", as defined in the Letter Agreement, if Mr. Centron terminates his employment with "good reason", as defined in the Letter Agreement, within twelve months after a change of control (as defined in OXIS' 2003 Incentive Stock Plan), or in the event that Mr. Centron's employment terminates as a result of his death or disability (any of the foregoing being a "Severance Termination"). In the event of a Severance Termination, Mr. Centron will receive a payment equal to three months of his then effective base salary. In addition, the exercise period for any options vested as the termination date will be extended until the later of January 6, 2011 or the third anniversary of the termination date, provided however that no exercise of options will be allowed after the expiration of their term.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)        Appointment of Principal Officers

On January 6, 2006 the board of directors of OXIS appointed Michael D. Centron as Vice President and Chief Financial Officer of OXIS, effective immediately. On January 10, 2006, OXIS issued a press release announcing the appointment of Mr. Centron as Vice President and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 under Item 9.01 of this Report.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

10.1        Letter Agreement dated January 6, 2006 between OXIS International, Inc. and Michael D. Centron.

99.1        Press Release dated January 10, 2006 entitled "Michael Centron, Seasoned Financial and Biotechnology Industry Executive, Joins OXIS as Chief Financial Officer."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXIS International, Inc.

Date: January 10, 2006	By:	/s/ Steven T. Guillen
Steven T. Guillen
President & CEO

Exhibit Index

Exhibit No.	Description
EX-10.1	Letter Agreement
EX-99.1	Press Released dated January 10, 2006